Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 20, 2015 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2015.

Q3 Highlights

•
Worldwide da Vinci procedures grew approximately 15% over the third quarter of 2014, driven primarily by growth in U.S. general surgery procedures and broad-based procedure growth in Asia and other international markets.

•	The Company shipped 117 da Vinci Surgical Systems, compared with 111 in the third quarter of 2014 and 118 in the second quarter of 2015.

•	Non-GAAP* revenue of $590 million for the quarter grew approximately 10% compared with $534 million for the third quarter of 2014.

•
Third quarter 2015 non-GAAP* net income was $199 million, or $5.24 per diluted share, compared with $145 million, or $3.92 per diluted share, for the third quarter of 2014. The Company’s third quarter 2015 income tax expense benefited by approximately $29 million, or $0.77 per diluted share, relating to certain tax benefits recorded in the quarter.

•	During the third quarter 2015 the Company filed for FDA 510(k) clearances in the U.S. for Single-Site instruments and 30mm EndoWrist stapler products for the da Vinci Xi Surgical System.

Q3 Financial Summary
Revenue, gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2015 revenue was $590 million, an increase of approximately 7% compared with $550 million in the third quarter of 2014. Third quarter 2015 non-GAAP revenue was equal to GAAP revenue and increased by approximately 10%, compared with $534 million in the third quarter of 2014. Third quarter 2014 non-GAAP revenue excluded $16 million of net revenue associated with da Vinci Xi System trade-out offers.
Third quarter 2015 instrument and accessory revenue increased by approximately 9% to $298 million, compared with $273 million for the third quarter of 2014 driven by approximately 15% growth in da Vinci procedure volume. Third quarter 2015 non-GAAP instrument and accessory revenue was equal to GAAP instrument and accessory revenue and increased by approximately 10%, compared with $272 million in the third quarter of 2014. Third quarter 2014 non-GAAP instrument and accessory revenue excluded $1 million of net revenue associated with da Vinci Xi System trade-out offers.
Third quarter 2015 systems revenue increased by approximately 3% to $174 million, compared with $169 million for the third quarter of 2014. Third quarter 2015 non-GAAP systems revenue was equal to GAAP systems revenue and increased by approximately 13%, compared with $154 million in the third quarter of 2014. Third quarter 2014 non-GAAP systems revenue excluded $15 million of net revenue associated with da Vinci Xi System trade-out offers. Intuitive Surgical shipped 117 da Vinci Surgical Systems in the third quarter of 2015, compared with 111 in the same period last year.
Third quarter 2015 service revenue increased by approximately 8% to $117 million, compared with $109 million for the third quarter of 2014. GAAP and non-GAAP service revenue were the same in both quarters.

Third quarter 2015 income from operations increased to $190 million, compared with $159 million in the third quarter of 2014. Third quarter 2015 non-GAAP income from operations increased to $240 million, compared with $197 million in the third quarter of 2014.
Third quarter 2015 GAAP net income was $167 million, or $4.40 per diluted share, compared with $124 million, or $3.35 per diluted share, for the third quarter of 2014. Third quarter 2015 non-GAAP net income was $199 million, or $5.24 per diluted share, compared with $145 million, or $3.92 per diluted share, for the third quarter of 2014. Third quarter 2015 GAAP and non-GAAP* net income benefited by approximately $29 million, or $0.77 per diluted share, relating to certain tax benefits recorded during the quarter.
Intuitive Surgical ended the third quarter of 2015 with $3.1 billion in cash, cash equivalents, and investments, an increase of $257 million during the quarter, primarily driven by cash generated from operations and proceeds from employee stock option exercises.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased with our third quarter procedure growth and financial results. We believe our customers benefit from a large community of users and our technology ecosystem.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2015 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical's website at www.intuitivesurgical.com or by dialing (800) 230-1951 or (612) 332-0819.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company's robotic-assisted surgical ecosystem, beginning with the robotic platforms, but also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2014, as updated by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share (EPS"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation ("SBC") expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets, expenses related to SBC, and the impact of revenue and costs deferred in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, impact related to the da Vinci Xi trade out offers, product liability litigation charges, and other special items.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, impact related to the da Vinci Xi trade out offers, product liability litigation charges, non-cash impairment of investments, and other special items, net of the related tax effects. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	September 30, 2015	June 30, 2015	September 30, 2014
Revenue:
Instruments and accessories	$298.1	$296.8	$272.8
Systems	174.2	176.0	168.8
Services	117.4	113.3	108.5
Total revenue	589.7	586.1	550.1
Cost of revenue:
Product	155.3	160.1	150.3
Service	38.6	39.5	39.2
Total cost of revenue	193.9	199.6	189.5
Gross profit	395.8	386.5	360.6
Operating expenses:
Selling, general, and administrative	154.9	163.3	154.0
Research and development	51.0	49.4	47.5
Total operating expenses	205.9	212.7	201.5
Income from operations	189.9	173.8	159.1
Interest and other income, net	3.7	4.6	2.0
Income before taxes	193.6	178.4	161.1
Income tax expense	26.3	43.9	37.4
Net income	$167.3	$134.5	$123.7
Net income per share:
Basic	$4.49	$3.64	$3.43
Diluted	$4.40	$3.56	$3.35
Shares used in computing net income per share:
Basic	37.3	36.9	36.1
Diluted	38.0	37.8	36.9

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine months ended
	September 30,
In millions (except per share data)	2015	2014
Revenue:
Instruments and accessories	$872.1	$789.5
Systems	491.2	418.5
Services	344.6	319.0
Total revenue	1,707.9	1,527.0
Cost of revenue:
Product	468.9	397.6
Service	119.9	109.0
Total cost of revenue	588.8	506.6
Gross profit	1,119.1	1,020.4
Operating expenses:
Selling, general, and administrative	480.2	531.0
Research and development	144.8	130.7
Total operating expenses	625.0	661.7
Income from operations	494.1	358.7
Interest and other income, net	12.6	5.5
Income before taxes	506.7	364.2
Income tax expense	107.9	92.2
Net income	$398.8	$272.0
Net income per share:
Basic	$10.78	$7.33
Diluted	$10.55	$7.18
Shares used in computing net income per share:
Basic	37.0	37.1
Diluted	37.8	37.9

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	September 30, 2015	December 31, 2014
Cash, cash equivalents and investments	$3,125.2	$2,497.0
Accounts receivable, net	334.7	315.1
Inventories	194.0	181.7
Property, plant and equipment, net	427.3	387.4
Goodwill	201.1	198.0
Deferred tax assets	167.3	171.3
Other assets	232.7	208.9
Total assets	$4,682.3	$3,959.4

Accounts payable and other accrued liabilities	$337.6	$358.1
Deferred revenue	229.5	221.9
Total liabilities	567.1	580.0
Stockholders’ equity	4,115.2	3,379.4
Total liabilities and stockholders’ equity	$4,682.3	$3,959.4

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Nine months ended
In millions (except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP revenue	$589.7	$586.1	$550.1	$1,707.9	$1,527.0
Deferral (recognition) of revenue related to Xi trade-out offers	—	—	(16.0)	—	3.9
Non-GAAP revenue	$589.7	$586.1	$534.1	$1,707.9	$1,530.9

GAAP gross profit	$395.8	$386.5	$360.6	$1,119.1	$1,020.4
Xi trade-out offers	—	—	(13.9)	—	2.2
Share-based compensation expense	9.4	8.5	8.8	26.7	24.2
Amortization of intangible assets	3.2	3.3	3.6	9.8	7.2
Non-GAAP gross profit	$408.4	$398.3	$359.1	$1,155.6	$1,054.0

GAAP income from operations	$189.9	$173.8	$159.1	$494.1	$358.7
Xi trade-out offers	—	—	(13.9)	—	2.2
Share-based compensation expense	44.2	41.2	45.2	126.6	127.9
Amortization of intangible assets	6.2	6.2	6.5	18.6	15.9
Product liability litigation charges	—	6.6	—	13.8	77.0
Non-GAAP income from operations	$240.3	$227.8	$196.9	$653.1	$581.7

GAAP net income	$167.3	$134.5	$123.7	$398.8	$272.0
Xi trade-out offers	—	—	(13.9)	—	2.2
Share-based compensation expense	44.2	41.2	45.2	126.6	127.9
Amortization of intangible assets	6.2	6.2	6.5	18.6	15.9
Product liability litigation charges	—	6.6	—	13.8	77.0
Impairment of investments	—	—	—	—	4.2
Tax adjustments	(18.5)	(15.7)	(16.8)	(51.2)	(75.8)
Non-GAAP net income	$199.2	$172.8	$144.7	$506.6	$423.4

GAAP net income per share - diluted	$4.40	$3.56	$3.35	$10.55	$7.18
Xi trade-out offers	—	—	(0.38)	—	0.06
Share-based compensation expense	1.16	1.09	1.22	3.35	3.37
Amortization of intangible assets	0.16	0.16	0.18	0.49	0.42
Product liability litigation charges	—	0.17	—	0.37	2.03
Impairment of investments	—	—	—	—	0.11
Tax adjustments	(0.48)	(0.41)	(0.45)	(1.36)	(2.00)
Non-GAAP net income per share - diluted	$5.24	$4.57	$3.92	$13.40	$11.17